Exhibit 99.2

NEW SOUTHERN BANK

Financial Statements

December 31, 2003 and 2002

(With Independent Accountants’ Report Thereon)

NEW SOUTHERN BANK

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

NEW SOUTHERN BANK
FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

Thigpen, Jones, Seaton & Co.,
P.C.
CERTIFIED PUBLIC ACCOUNTANTS
BUSINESS CONSULTANTS
1004 Hillcrest Parkway • P.O. Box 400
Dublin, Georgia 31040-0400

INDEPENDENT AUDITORS’ REPORT

Board of Directors

New Southern Bank

We have audited the balance sheets of New Southern Bank as of December 31, 2003 and 2002, and the related statements of income (loss), changes in shareholders’ equity and cash flows for the periods then ended.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial position of New Southern Bank  at December 31, 2003 and 2002, and the  results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ THIGPEN, JONES, SEATON & CO,. PC

January 8, 2004
Dublin, Georgia

NEW SOUTHERN BANK

BALANCE SHEETS

	As of December 31,
	2003	2002

Assets

Cash and due from banks	$3,640,820	$1,824,502
Federal funds sold	7,268,000	512,000
Total cash and cash equivalents	10,908,820	2,336,502
Securities available for sale, at fair value	11,642,062	6,348,664
FHLB Stock	300,000	25,200
Loans, net of unearned income	135,832,373	68,211,467
Less - allowance for loan losses	(1,555,000)	(750,000)
Loans, net	134,277,373	67,461,467
Bank premises and equipment, net	3,041,471	3,077,720
Other assets and accrued income	1,110,233	356,029
Total Assets	$161,279,959	$79,605,582

Liabilities and Shareholders’ Equity

Deposits:
Non-interest bearing	$11,110,944	$5,701,423
Interest bearing	129,109,068	65,004,166
Total deposits	140,220,012	70,705,589
Federal funds purchased	—	1,500,000
FHLB borrowings	6,000,000	—
Other liabilities and accrued expenses	657,084	518,057
Total liabilities	146,877,096	72,723,646

Shareholders’ Equity:
Common stock, $5 par value, authorized 10,000,000 shares, outstanding 1,355,102 and 800,000 shares at December 31, 2003 and 2002	6,775,510	4,000,000
Preferred stock, authorized 2,000,000 shares, outstanding -0- shares	—	—
Paid-in capital surplus	7,971,768	4,000,000
Deficit accumulated during development stage	(211,076)	(211,076)
Accumulated deficit	(97,703)	(1,006,168)
Accumulated other comprehensive income (loss)	(35,636)	99,180
Total shareholders’ equity	14,402,863	6,881,936
Total Liabilities and Shareholders’ Equity	$161,279,959	$79,605,582

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock	Paid-in Capital Surplus	Deficit Accumulated During Development Stage	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total

Balance, December 31, 2000	$—	$—	$—	$—	$—	$—
Comprehensive loss:
Net loss	—	—	(211,076)	(261,000)	—	(472,076)
Valuation allowance adjustment on available for sale securities	—	—	—	—	—	—
Total comprehensive loss						(472,076)
Issuance of common stock	4,000,000	4,000,000	—	—	—	8,000,000

Balance, December 31, 2001	4,000,000	4,000,000	(211,076)	(261,000)	—	7,527,924
Comprehensive loss:
Net loss	—	—	—	(745,168)	—	(745,168)
Valuation allowance adjustment on available for sale securities	—	—	—	—	99,180	99,180
Total comprehensive loss						(645,988)
Issuance of common stock	—	—	—	—	—	—

Balance, December 31, 2002	4,000,000	4,000,000	(211,076)	(1,006,168)	99,180	6,881,936

Comprehensive income:
Net income	—	—	—	908,465	—	908,465
Valuation allowance adjustment on available for sale securities	—	—	—	—	(134,816)	(134,816)
Total comprehensive income						773,649
Issuance of common stock	2,775,510	3,971,768	—	—	—	6,747,278

Balance, December 31, 2003	$6,775,510	$7,971,768	$(211,076)	$(97,703)	$(35,636)	$14,402,863

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK

STATEMENTS OF INCOME (LOSS)

	Periods Ended December 31,
	2003	2002	2001

Interest and Dividend Income:
Interest and fees on loans	$5,744,510	$2,328,704	$7,445
Interest on federal funds sold	34,032	53,486	8,508
Interest on investment securities:
Taxable income	288,311	239,615	6,262
Other interest and dividend income	8,897	187	—
Total interest and dividend income	6,075,750	2,621,992	22,215

Interest Expense:
Deposits	2,096,137	1,064,377	4,284
FHLB borrowings	48,049	—	—
Federal funds purchased	4,801	2,751	—
Total interest expense	2,148,987	1,067,128	4,284

Net interest income before provision for loan losses	3,926,763	1,554,864	17,931
Less - provision for loan losses	(807,696)	(725,000)	(25,000)
Net interest income (expense) after provision for loan losses	3,119,067	829,864	(7,069)

Noninterest Income:
Service charges on deposit accounts	134,684	41,699	336
Other service charges and fees	33,119	14,502	—
Gain on sale of investment securities	23,822	—	—
Other income	19,982	13,986	15
Total noninterest income	211,607	70,187	351

Noninterest Expenses:
Salaries and employee benefits	1,275,476	881,147	66,376
Net occupancy expenses	152,245	73,031	41,489
Equipment rental and depreciation of equipment	155,097	95,254	2,690
Organization costs and pre-opening expenses	—	—	211,076
Loss on sale of property	—	10,910	—
Other expenses	855,181	580,297	143,727
Total noninterest expenses	2,437,999	1,640,639	465,358

Income (Loss) Before Income Taxes	892,675	(740,588)	(472,076)
Provision for (benefit of) income taxes	(15,790)	4,580	—
Net Income (Loss)	$908,465	$(745,168)	$(472,076)

Earnings (loss) per share:
Basic	$0.77	$(0.93)	$(0.58)
Diluted	$0.73	$(0.93)	$(0.58)

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK

STATEMENTS OF CASH FLOWS

	Periods Ended December 31,
	2003	2002	2001

Cash Flows from Operating Activities:
Net income (loss)	$908,465	$(745,168)	$(472,076)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for loan losses	807,696	725,000	25,000
Depreciation	182,507	111,211	4,206
Loss on sale of assets	—	10,910	—
Gain on sale of investment securities	(23,822)	—	—
Changes in accrued income and other assets	(684,753)	(334,232)	(21,795)
Changes in accrued expenses and other liabilities	139,027	443,042	23,920
Net cash provided by (used in) operating activities	1,329,120	210,763	(440,745)

Cash Flows from Investing Activities:
Net increase in loans made to customers	(67,623,602)	(66,048,577)	(2,162,890)
Purchase of securities available for sale	(11,685,484)	(4,723,833)	(3,026,905)
Sales of securities available for sale	2,641,848	—	—
Maturities, calls and paydowns of securities available for sale	3,569,793	1,552,347	—
Purchase of FHLB stock	(274,800)	(25,200)	—
Property and equipment expenditures	(146,258)	(2,337,211)	(931,836)
Proceeds from sale of property and equipment	—	65,000	—
Net cash used in investing activities	(73,518,503)	(71,517,474)	(6,121,631)

Cash Flows from Financing Activities:
Net increase in deposits	69,514,423	65,664,073	5,041,516
Net increase (decrease) in federal funds purchased	(1,500,000)	1,500,000	—
FHLB borrowings	6,000,000	—	—
Proceeds from issuance of common stock	6,747,278	—	8,000,000
Net cash provided by financing activities	80,761,701	67,164,073	13,041,516

Net Increase (Decrease) in Cash and Cash Equivalents	8,572,318	(4,142,638)	6,479,140
Cash and Cash Equivalents, Beginning of Year	2,336,502	6,479,140	—
Cash and Cash Equivalents, End of Year	$10,908,820	$2,336,502	$6,479,140

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

A.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.               Reporting Entity - The Bank began operation on December 10, 2001 as New Southern Bank and operates as a state chartered bank in Macon, Georgia. In November 2000, the organizers of the Bank began the process of establishing the Bank.  From that time until commencement of operations, the proposed Bank was a development stage enterprise.  The Bank provides a variety of financial services to individuals and small businesses through its office in Middle Georgia.  Its primary deposit products are checking, savings and term certificate accounts, and its primary lending products are commercial real estate loans.

2.               Securities - The classification of securities is determined at the date of purchase.  Gains or losses on the sale of securities are recognized on a specific identification basis.

Held to maturity securities, primarily debt securities, are stated at cost, net of the amortization of premium and the accretion of discount.  The Bank intends and has the ability to hold such securities on a long-term basis or until maturity.

The market value of securities is generally based on quoted market prices.  If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.  A decline in the fair value below cost of any held-to-maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

3.               Loans and Interest Income - Loans are stated at the amount of unpaid principal, reduced by net deferred loan fees, unearned discount and a valuation allowance for possible loan losses.  Interest on simple interest installment loans and other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due.  When interest accrual is discontinued, all unpaid accrued interest is reversed.  Interest income is subsequently recognized only to the extent cash payments are received.

Fees on loans and costs incurred in origination of loans are recognized at the time the loan is recorded.  Because loan fees are not significant and the majority of loans have maturities of one year or less, the results of this method of accounting are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with accounting principles generally accepted in the United States of America.

4.               Allowance for Loan Losses - The allowance for loan losses is available to absorb losses inherent in the credit extension process.  The entire allowance is available to absorb losses related to the loan and lease portfolio and other extensions of credit, including off-balance sheet credit exposures.  Credit exposures deemed to be uncollectible are charged against the allowance for loan losses.  Recoveries of previously charged-off amounts are credited to the allowance for loan losses.  Additions to the allowance for credit losses are made by charges to the provision for credit losses.

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  Substantially all of the Bank’s loans that have been identified as impaired have been measured by the fair value of existing collateral.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment.  Accordingly, the Bank does not separately identify individual consumer loans for impairment disclosures.

5.               Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation.  Depreciation is charged to operating expenses over the estimated useful lives of the assets and is computed on the straight-line method.  Costs of major additions and improvements are capitalized.  Expenditures for maintenance and repairs are charged to operations as incurred.  Gains or losses from disposition of property are reflected in operations and the asset account is reduced.

6.               Income Taxes – The Bank accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

7.               Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, highly liquid debt instruments purchased with an original maturity of three months or less and federal funds sold.  Generally, federal funds are purchased and sold for one-day periods.  Interest bearing deposits in other banks with original maturities of less than three months are included.

8.               Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans.  Such agencies may require the Bank to recognize losses based on their judgments about information available to them at the time of their examination.  Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

9.               Advertising Costs – It is the policy of the Bank to expense advertising costs as they are incurred.  The Bank does not engage in any direct-response advertising and accordingly has no advertising costs reported as assets on its balance sheet.  Amounts charged to advertising expense for the periods ended December 31, 2003 and 2002 were $87,149 and $79,541, respectively.

10.         Officer and Organizer Stock Option Plan – The Bank has a stock incentive plan which provides incentive stock options of up to 80,000 shares to be made available to officers of the Bank.  As of December 31, 2003, 70,000 of these shares had been issued.  The stock options are for ten years.  The stock options are exercisable beginning December 10, 2001 and ending on the tenth anniversary of the grant date, subject to continued employment of the officers.  No option granted under the Plan may be exercised more than ten years after the date on which the option is granted.

In addition, the Bank offered stock warrants to its organizers to purchase an aggregate of 216,000 shares of the Bank’s common stock.  The warrants were offered to the organizers to encourage their substantial long-term investment in the Bank and in exchange for their personal guarantee of the Bank’s lines of credit.  The number of shares subject to each warrant will be determined on a pro rata basis, based upon the number of shares purchased by each organizer.  The organizers’ rights under the warrants vest in annual one-third increments over a period of three years, beginning on the first anniversary of the date the Bank first issued its common stock and will be exercisable after the vesting date at an exercise price of $10.00 per share.  The warrants will expire ten years after they are issued.  The organizer warrants are not transferable.

11.         Loss per Common Share – Basic loss per share represents loss allocable to common shareholders divided by the weighted-average number of common shares outstanding during the period.  Diluted loss per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to loss that would result from the assumed conversion.  Potential common shares that may be issued by the Bank relate solely to outstanding stock options, and are determined using the treasury stock method.

Loss per common share has been computed based on the following:

	Periods Ended December 31,
	2003	2002	2001
Net income (loss)	$908,465	$(745,166)	$(472,076)
Less: Preferred stock dividends	—	—	—
Net income (loss) applicable to common stock	$908,465	$(745,166)	$(472,076)
Average number of common shares outstanding	1,185,989	800,000	800,000
Effect of dilutive options, warrants, etc.	60,029	—	—
Average number of common shares outstanding used to calculate diluted loss per common share	1,246,018	800,000	800,000

12.         Comprehensive Income –The Corporation adopted SFAS No. 130, “Reporting Comprehensive Income” as of January 1, 2002.  Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available–for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.  The adoption of SFAS No. 130 had no effect on the Bank’s net income or shareholders’ equity.

The components of other comprehensive income and related tax effects are as follows:

	Periods Ended December 31,
	2003	2002	2001
Unrealized holding gains (losses) on available-for-sale securities	$(180,445)	$161,183	$—
Reclassification adjustment for (gains) losses realized in income	(23,822)	10,910	—
Net unrealized gains (losses)	(204,267)	150,273	—
Tax effect	(69,451)	51,093	—
Net -of-tax amount	$(134,816)	$99,180	$—

B.            INVESTMENT SECURITIES

Debt and equity securities have been classified in the balance sheet according to management’s intent.  The following table reflects the amortized cost and estimated market values of investments in debt securities held at December 31, 2003 and 2002.   In addition, gross unrealized gains and gross unrealized losses are disclosed as of December 31, 2003 and 2002, in accordance with Statement of Position 90-11 of the American Institute of Certified Public Accountants, which is effective for financial statements covering fiscal years ending after December 15, 1990.

There were no securities held to maturity as of December 31, 2003 and 2002.

The book values and market values of securities available for sale were:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
December 31, 2003
Debt Securities:
U.S. Government Agencies	$5,692,356	$10,817	$—	$5,703,173
Other investments	250,000	—	—	250,000
Mortgage-backed Securities	5,753,700	—	64,811	5,688,889
Total debt securities	11,696,056	10,817	64,811	11,642,062
Equity Securities	—	—	—	—
Total	$11,696,056	$10,817	$64,811	$11,642,062

December 31, 2002
Debt Securities:
U.S. Government Agencies	$2,935,146	$53,206	$—	$2,988,352
Mortgage-backed Securities	3,263,245	97,067	—	3,360,312
Total debt securities	6,198,391	150,273	—	6,348,664
Equity Securities	—	—	—	—
Total	$6,198,391	$150,273	$—	$6,348,664

The book and market values of pledged securities were $3,357,781 and $3,360,922 respectively, at December 31, 2003, compared to $1,271,850 and $1,308,701 respectively, at December 31, 2002.

The amortized cost and estimated market value of debt securities available for sale at December 31, 2003 and 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Market Value
December 31, 2003
Due in one year or less	$251,735	$254,570
Due after one year through five years	4,935,186	4,939,299
Due after five years through ten years	505,435	509,304
Due after ten years	250,000	250,000
Total non-mortgage backed securities	5,942,356	5,953,173
Mortgage-backed securities	5,753,700	5,688,889
Total debt securities	$11,696,056	$11,642,062

	Amortized Cost	Estimated Market Value
December 31, 2002
Due in one year or less	$753,277	$761,292
Due after one year through five years	1,661,722	1,699,442
Due after five years through ten years	520,147	527,618
Due after ten years	—	—
Total non-mortgage backed securities	2,935,146	2,988,352
Mortgage-backed securities	3,263,245	3,360,312
Total debt securities	$6,198,391	$6,348,664

The market value is established by an independent pricing service as of the approximate dates indicated.  The differences between the book value and market value reflect current interest rates and represent the potential loss (or gain) had the portfolio been liquidated on that date.  Security losses (or gains) are realized only in the event of dispositions prior to maturity.

At December 31,2003, the Bank did not hold investment securities of any single issuer, other than obligations of the U.S. Government agencies, whose aggregate book value exceeded ten percent of shareholders’ equity.

C.    LOANS

The following is a summary of the loan portfolio by principal categories at December 31, 2003, and 2002:

	2003	2002
Mortgage loans on real estate:
Residential 1-4 family	$17,377,000	$5,735,000
Commercial	41,727,000	35,360,000
Construction	31,892,000	10,991,000
Total mortgage loans on real estate	90,996,000	52,086,000

Commercial loans	41,588,000	14,290,000
Other loans
Consumer	3,319,000	1,869,000
Other	34,467	35,467
Total other loans	3,353,467	1,904,467
Subtotal	135,937,467	68,280,467
Less:
Unearned discount	(105,094)	(69,000)
Allowance for loan losses	(1,555,000)	(750,000)
Loans, net	$134,277,373	$67,461,467

Overdrafts included in the loans were $21,641 and $3,297 at December 31, 2003 and 2002, respectively.

D.            ALLOWANCE FOR LOAN LOSSES

A summary of changes in the allowance for loan losses of the Bank for the periods ended December 31, 2003 and 2002 is as follows:

	2003	2002
Beginning Balance	$750,000	$25,000
Add: Provision for possible loan losses	807,696	725,000
Subtotal	1,557,696	750,000
Less:
Loans charged off	2,696	—
Recoveries on loans previously charged off	—	—
Net loans charged off	2,696	—
Balance, end of year	$1,555,000	$750,000

As of December 31, 2003 and 2002, there were no loans with interest discontinued or reduced.

E.            BANK PREMISES AND EQUIPMENT

The following is a summary of asset classifications and depreciable lives for the Bank at December 31, 2003 and 2002:

	Useful Lives (Years)	2003	2002
Land		$598,946	$596,546
Banking house and improvements	25-40	1,787,909	1,755,991
Equipment, furniture and fixtures	5-15	899,897	787,958
Automobiles	5	30,484	30,484
Total		3,317,236	3,170,979
Less - accumulated depreciation		(275,765)	(93,259)
Bank premises and equipment, net		$3,041,471	$3,077,720

Depreciation included in operating expenses amounted to $ 182,507and $111,211 in 2003 and 2002, respectively.

F.            DEPOSITS

The aggregate amount of time deposits exceeding $100,000 at December 31, 2003 and 2002 was $54,710,637 and $21,485,759, respectively.  The Bank had deposit liabilities in NOW accounts of $7,687,104 and $4,373,113 at December 31, 2003 and 2002, respectively.

At December 31, 2003, the scheduled maturities of time deposits are as follows:

2004	$78,250,806
2005	20,626,919
2006	1,020,648
2007	965,729
2008 and thereafter	3,234,611
Total time deposits	$104,098,713

G.            BORROWINGS

From time to time, short-term borrowings in the form of Federal funds purchased are used to meet liquidity needs.  Federal funds purchased lines of credit totaling $7,750,000 at December 31, 2003 were maintained with various correspondent banks.  At various times during the year the subsidiary was advanced funds against these lines; however, at December 31, 2003, there was no outstanding balance.

The Bank also had a line of credit with the Federal Home Loan Bank (FHLB) of $6,000,000 as of December 31, 2003.  The Bank had advances of $6,000,000 from the FHLB at December 31, 2003 on this line of credit.  The initial interest rate on this advance is 1.63%; this is a floating rate.  Stock in FHLB, with a carrying value of $300,000 at December 31, 2003 was pledged to FHLB as collateral in the event the Bank requests future advances.  The Bank is required to maintain a minimum investment in FHLB stock of the greater of 1% of total mortgage assets or .3% of total assets while the advance agreement is in effect.  The Bank has also pledged certain residential 1-4 family first lien loans, investment securities, and cash as collateral against this advance.

H.           PROVISION FOR INCOME TAXES

The provision for income taxes for the periods ended December 31, 2003 and 2002 was computed as follows:

	2003	2002
Current tax expense	$340,538	$—
Deferred tax expense (benefit)	(356,328)	4,580

Net provision for (benefit of) income tax expense	$(15,790)	$4,580

Deferred income taxes are reflected for certain timing differences between book and taxable income and will be reduced in future years as these timing differences reverse.  At the present, these differences would generate a deferred tax asset and deferred tax benefit.  This asset has been offset by a 80% allowance until such time as the Bank demonstrates the ability to recognize that asset and benefit through generating taxable income.

The reasons for the difference between the actual tax expense and tax computed at the federal income tax rate are as follows:

	2003	2002	2001
Tax on pretax income at statutory rate	$303,511	$(251,800)	$(160,506)
Benefit of graduated tax rates	—	—	—
Effect of unrealized net operating loss carryovers	—	458,415	81,002
Benefit of realized net operating loss carryovers	29,907	—	—
State income taxes, net of federal tax benefit	29,157	—	—
Organization costs	—	—	70,570
Non-deductible business entertainment	4,469	3,100	434
Non-deductible social club dues	3,430	—	—
Federal Home Loan Bank dividends	(3,025)	—	—
Effect of deferred tax adjustments and other differences	(383,239)	(205,135)	8,500
Total	$(15,790)	$4,580	$—
Net effective tax rate	-1.8%	-0.6%	0.0%

At December 31, 2002, the Bank had a net operating loss carryforward of $598,570 for federal tax purposes.  This loss carryforward was utilized in 2003 to offset taxable income generated this year.

The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax liabilities (assets) are as follows:

	Periods Ended December 31,
	2003	2002	2001
Deferred Income Tax Assets:
Provision for loan losses	$475,287	$51,000	$—
Net Operating Loss Carryover	—	40,703	—
Amortization of organization costs	37,677	11,243	—
Unrealized losses on available for sale securities	18,358	—	—
Total deferred tax assets	531,322	102,946	—
Deferred Income Tax Liabilities:
Depreciation	161,216	107,526	—
Unrealized gains on available for sale securities	—	51,093	—
Total deferred tax liabilities	161,216	158,619	—
Net deferred tax asset (liability)	$370,106	$(55,673)	$—

I.                LIMITATION ON DIVIDENDS

The Board of Directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Bank’s regulatory agency if the following conditions are met:

1)                          Total classified assets at the most recent examination of the bank do not exceed eighty (80) percent of equity capital.

2)                          The aggregate amount of dividends declared in the calendar year does not exceed fifty (50) percent of the prior year’s net income.

3)                          The ratio of equity capital to adjusted total assets shall not be less than six (6) percent.

4)                          As a De Novo bank in its first three years of operation, the Bank is subject to additional capital requirements that limit its ability to pay dividends.

As of January 1, 2004, the amount available for dividends without regulatory consent was $-0-.

J.               FINANCIAL INSTRUMENTS

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in those particular financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The Bank does require collateral or other security to support financial instruments with credit risk.

Amount
Financial intruments whose contract amounts represent credit risk:
Commitments to extend credit	$22,497,000
Standby letters of credit	1,111,000
Total	$23,608,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management’s credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions.  All letters of credit are due within one year of the original commitment date.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

K.            RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has direct and indirect loans outstanding to or for the benefit of certain executive officers and directors.  These loans were made on substantially the same terms as those prevailing, at the time made, for comparable loans to other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

The following is a summary of activity during 2003 with respect to such loans to these individuals:

Balances at, December 31, 2002	$2,160,314
New loans	4,502,722
Repayments	1,158,354
Balances at, December 31, 2003	$5,504,682

The Bank also had deposits from these related parties of approximately $2,310,991 at December 31, 2003.

L.             DISCLOSURES RELATING TO STATEMENTS OF CASH FLOWS

Interest – Cash paid during the period for interest was as follows:

	2003	2002
Interest on deposits and borrowings	$1,998,552	$630,128
Income taxes, net	$335,500	$—

Other Non-Cash Transactions – Other non-cash transactions relating to investing and financing activities were as follows:

	2003	2002
Increase/(decrease) in unrealized loss on available for sale securities	$(134,816)	$99,180

M.         CREDIT RISK CONCENTRATION

The Bank grants consumer, commercial and residential and commercial real estate loans to its customers. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on the area’s economic stability. The primary trade area is generally that area within fifty miles.

The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit in excess of the legal lending limit to any single borrower or group of related borrowers.

The Bank maintains its cash balances in various financial institutions. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to $409,012 at December 31, 2003.

N.            FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures about Fair Value of Financial Instruments requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheets, for which it is practicable to estimate that value.  The assumptions used in the estimation of the fair value of Bank’s financial instruments are detailed below.  Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques.  The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  The following disclosures should not be considered as representative of the liquidation value of the Bank, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Bank since purchase, origination, or issuance.

Cash and Short-Term Investments - For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

Investment Securities Held to Maturity and Securities Available for Sale - Fair values for investment securities are based on quoted market prices.

Loans and Mortgage Loans Held for Sale - The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings.  For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Deposit Liabilities - The fair value of demand deposits, savings accounts and certain money market deposits are the amount payable on demand at the reporting date.  The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Federal Funds Purchased - The carrying value of federal funds purchased approximates their fair value.

FHLB Advances - The fair value of the Bank’s fixed rate borrowings are estimated using discounted cash flows, based on Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Long-Term Debt and Convertible Subordinated Debentures - Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written - Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

Limitations - Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument.  Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on many judgments.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.  Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, premises and equipment and goodwill.

The carrying amount and estimated fair values of the Bank financial instruments at December 31, 2003 and 2002 are as follows:

	2003		2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Cash and short-term investments	$10,908,820	$10,908,820	$2,336,502	$2,336,502
Securities available for sale	11,642,062	11,642,062	6,348,664	6,348,664
Loans	135,832,373	135,620,373	68,211,467	68,002,467
Liabilities
Deposits	140,220,012	139,624,012	70,705,589	70,868,589
Unrecognized financial instruments
Commitments to extend credit	22,497,000	22,497,000	9,595,000	9,595,000
Standby letters of credit	1,111,000	1,111,000	297,000	297,000

O.            OPERATING EXPENSES

Components of other operating expenses greater than 1% of total interest income and other income for the periods ended December 31, 2003, 2002 and 2001 are:

	2003	2002	2001
Stationary and supplies	$45,283	$46,336	$41,893
Memberships and dues	19,570	10,789	18,484
FDIC and State Banking Fees	24,542	8,150	17,000
Advertising	87,149	79,541	10,519
Accounting expense	52,590	45,083	—
Recording and filing fees	23,869	77,435	—
Data processing	116,542	63,138	2,015

P.             REGULATORY MATTERS

 The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total risk-based and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2003, the Bank meets all capital adequacy requirements to which it is subject.  As of December 31, 2003, the most recent notification from the State Banking Department categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes:			To Be Well Capitalized Under Prompt Corrective Action Provisions:
	Amount	Ratio	Amount		Ratio	Amount		Ratio
As of December 31, 2003

Total Risk-Based Capital To
(Risk-Weighted Assets)	$15,993,000	11.0%	$11,631,273	>	8.0%	$14,539,091	>	10.0%

Tier I Capital To
(Risk-Weighted Assets)	14,438,000	10.0%	5,775,200	>	4.0%	8,662,800	>	6.0%

Tier I Capital To
(Average Assets)	14,438,000	9.5%	6,079,158	>	4.0%	7,598,947	>	5.0%

As of December 31, 2002

Total Risk-Based Capital To
(Risk-Weighted Assets)	$7,533,000	10.3%	$5,850,874	>	8.0%	$7,313,592	>	10.0%

Tier I Capital To
(Risk-Weighted Assets)	6,783,000	9.3%	2,917,419	>	4.0%	4,376,129	>	6.0%

Tier I Capital To
(Average Assets)	6,783,000	9.3%	2,917,419	>	4.0%	3,646,774	>	5.0%

Q.            SEGMENT REPORTING

Reportable segments are strategic business units that offer different products and services.  Reportable segments are managed separately because each segment appeals to different markets and, accordingly, require different technology and marketing strategies.

The Bank does not have any separately reportable operating segments.  The entire operations of the Bank are managed as one operation.